UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, Rural/Metro Corporation (the “Company”), Accipiter Capital Management, LLC and certain of its affiliates (collectively, “Accipiter”), Eugene I. Davis and Earl P. Holland entered into an agreement (the “Settlement Agreement”) settling the proposed election contest in connection with the Company’s upcoming annual meeting of stockholders (the “Annual Meeting”). Pursuant to the terms of the Settlement Agreement, effective as of the date of the Annual Meeting, the Company’s Board of Directors (the “Board”) will be temporarily increased to nine directors. To fill the vacancies resulting from such increase, Christopher S. Shackelton, a Company nominee approved by Accipiter, will be appointed to the Board to serve as a Class II director for a term expiring at the annual meeting of stockholders following the Company’s 2008 fiscal year (the “2008 Annual Meeting”) and Eugene I. Davis, an Accipiter nominee approved by the Board, will be appointed to the Board to serve as a Class III director for a term expiring at the annual meeting of stockholders following the Company’s 2009 fiscal year. The Company also agreed to accept the decision of Mary Anne Carpenter to retire from the Board, effective upon the election of her successor at the Annual Meeting, and will include Earl P. Holland, an Accipiter nominee approved by the Board, in the slate of Class I director nominees to be presented by the Company for election at the Annual Meeting. As a result, the slate of director nominees to be presented by the Company for election at the Annual Meeting will consist of current Board members Jack E. Brucker and Conrad A. Conrad, as well as Mr. Holland.

The Board will appoint Mr. Davis and Mr. Holland to the Audit Committee and the Compensation Committee, respectively, and the Board will appoint at least one of either Mr. Davis or Mr. Holland to serve on each other committee of the Board, subject to the satisfaction of any qualifications for such service, with such appointments to be determined as soon as practicable. The Board will also eliminate the position of vice chairman of the Board.

The Board has obtained the commitment of Cor J. Clement, Sr. to continue serving as Chairman of the Board and a director of the Company for a transition period through June 30, 2008 and has accepted his decision to retire effective as of that date. Upon Mr. Clement’s retirement, the size of the Board will decrease to eight directors and will be fixed at eight until the date of the 2008 Annual Meeting.

Pursuant to the Settlement Agreement, Louis G. Jekel will not be nominated for re-election as a director and his service as a director will end effective upon the election of his successor at the 2008 Annual Meeting. Upon Mr. Jekel’s retirement, the size of the Board will decrease to seven directors and will be fixed at seven until the expiration of the Standstill Period (as defined below). The Company has also agreed that Mr. Shackelton will be included in the Company’s slate of Class II director nominees for election to the Board at the 2008 Annual Meeting.

Pursuant to the Settlement Agreement, the Company will also take the necessary action to amend its Certificate of Incorporation and Bylaws, including seeking stockholder approval at the Annual Meeting to amend the Certificate of Incorporation, to effectuate the following:

•

Allow special meetings of the stockholders of the Company to be called upon written request of holders of 35% of the voting power of the Company’s issued and outstanding shares of common stock, or upon written request of three members of the Board during the period from January 25, 2008 until the earlier of the day before the 2008 Annual Meeting or April 25, 2009.

•	Prohibit the Board from amending the Company’s Bylaws without stockholder approval, except for non-material amendments and those required by law, regulation or stock exchange rules.

The Settlement Agreement calls for Accipiter to withdraw its letter to the Company nominating directors for election to the Board at the Annual Meeting and terminate its proposed proxy solicitation. The Settlement Agreement also calls for Accipiter to observe customary restrictions on conducting proxy contests and nominating individuals for election to the Board. These restrictions will remain in place until the earlier of the date that is thirty days after the first anniversary of the Annual Meeting or March 31, 2009 (the “Standstill Period”). Accipiter will also cause all common stock of the Company beneficially owned by Accipiter to vote for the director nominees recommended by the Board at the Annual Meeting and the 2008 Annual Meeting and in accordance with the recommendations of the Board with respect to the proposals that will be presented for stockholder approval at the Annual Meeting pursuant to the Settlement Agreement.

Pursuant to the Settlement Agreement, the Company has postponed the date of the Annual Meeting until March 27, 2008. The Annual Meeting will be held in Scottsdale, Arizona.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On January 28, 2008, the Company and Accipiter issued a press release announcing the execution of the Settlement Agreement. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated January 25, 2008, by and among Accipiter Life Sciences Fund, LP, Accipiter Life Sciences Fund II, LP, Accipiter Life Sciences Fund (Offshore), Ltd., Accipiter Life Sciences Fund II (Offshore), Ltd., Accipiter Life Sciences Fund II (QP), LP, Accipiter Capital Management, LLC, Candens Capital, LLC, Gabe Hoffman, Eugene I. Davis, Earl P. Holland and Rural/Metro Corporation.

99.1	Press release, dated January 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: January 29, 2008	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated January 25, 2008, by and among Accipiter Life Sciences Fund, LP, Accipiter Life Sciences Fund II, LP, Accipiter Life Sciences Fund (Offshore), Ltd., Accipiter Life Sciences Fund II (Offshore), Ltd., Accipiter Life Sciences Fund II (QP), LP, Accipiter Capital Management, LLC, Candens Capital, LLC, Gabe Hoffman, Eugene I. Davis, Earl P. Holland and Rural/Metro Corporation.

99.1	Press release, dated January 28, 2008.

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